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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2006, relating to the consolidated financial statements and financial statement schedule of China Finance Online Co. Limited and its subsidiaries, appearing in the annual report on Form 20-F of China Finance Online Co. Limited for the year ended December 31, 2005.




/s/ Deloitte Touche Tohmatsu CPA Ltd.
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Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
December 6, 2006